As filed with the Securities and Exchange Commission	Registration No. 333-175618
On April 20, 2018

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________________

Post-Effective Amendment No. 1
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015
New York, NY 10119-4015
(Address of principal executive offices)

Lexington Realty Trust
Amended and Restated
2011 Equity-Based Award Plan
(Full title of the plan)

T. Wilson Eglin
President and Chief Executive Officer
One Penn Plaza, Suite 4015
New York, NY 10119-4015
(212) 692-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service):

Copies to:
Joseph S. Bonventre, Esq.
General Counsel
Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, NY 10119-4015
(212) 692-7200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

(Check one):
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 on Form S-8 (this “Post-Effective Amendment”) is related to the Registration Statement on Form S-8 (Registration No. 333-175618) (the “2011 Registration Statement”) that Lexington Realty Trust (the “Company”) filed with the Securities and Exchange Commission on July 15, 2011. Pursuant to the 2011 Registration Statement, the Company registered the issuance from time to time of 9,150,675 shares of beneficial interest of the Company classified as common stock (the “Shares”). The Shares were registered to permit the issuance of Shares pursuant to the Company’s 2011 Equity-Based Award Plan, as such plan was amended and restated effective May 16, 2017.

The Company is filing this Post-Effective Amendment to deregister all of the 778,622 Shares registered under the Registration Statement that remain unissued as of the date hereof. The Company is deregistering such Shares because it has registered such Shares on a subsequent effective registration statement on Form S-8 (Registration No. 333-223399), filed with the Securities and Exchange Commission on March 2, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 20, 2018.

LEXINGTON REALTY TRUST
By:	/s/ T. Wilson Eglin
Name: T. Wilson Eglin
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the 2011 Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ E. Robert Roskind	Chairman	April 20, 2018
E. Robert Roskind

/s/ T. Wilson Eglin	Chief Executive Officer, President and Trustee (principal executive officer)	April 20, 2018
T. Wilson Eglin

/s/ Patrick Carroll	Chief Financial Officer, Executive Vice President and Treasurer (principal financial officer)	April 20, 2018
Patrick Carroll

/s/ Beth Boulerice	Executive Vice President, Chief Accounting Officer (principal accounting officer)	April 20, 2018
Beth Boulerice

/s/ Harold First	Trustee	April 20, 2018
Harold First

/s/ Richard S. Frary	Trustee	April 20, 2018
Richard S. Frary

/s/ Lawrence L. Gray	Trustee	April 20, 2018
Lawrence L. Gray

/s/ Jamie Handwerker	Trustee	April 20, 2018
Jamie Handwerker

/s/ Claire A. Koeneman	Trustee	April 20, 2018
Claire A. Koeneman

/s/ Howard Roth	Trustee	April 20, 2018
Howard Roth